UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On March 25, 2019, Recro Pharma, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Engine Capital, L.P., Engine Jet Capital, L.P., Engine Investments, LLC, and Arnaud Ajdler (collectively, “Engine” or the “Investors” and each an “Investor”), regarding appointment of Arnaud Ajdler to the Company’s Board of Directors (the “Board”) and certain other matters.

Pursuant to the Agreement, the Company agreed to increase the size of the Board from eight to nine directors and appoint Mr. Ajdler as a Class I director to the Board with a term expiring at the Company’s 2021 Annual Meeting of Shareholders and to appoint Mr. Ajdler to at least one committee of the Board. During Mr. Ajdler’ s term, Mr. Ajdler will, and the Investors will cause Mr. Ajdler to meet all then-applicable director independence and other standards of the Company, NASDAQ and the Securities and Exchange Commission (the “SEC”) and then-applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. If, during the Restricted Period (as defined below), Mr. Ajdler is unable to serve or is removed as director, the Board will give due consideration to any replacement recommended by the Investors.

Pursuant to the Agreement, from the period starting on the date of the Agreement and continuing until ten business days prior to the deadline for the submission of shareholder nominations of directors and business proposals for the 2020 Annual Meeting of Shareholders (the “Restricted Period”), the Investors agreed to (a) cause all shares of the Company’s common stock or any other securities entitled to vote in the election of directors, or securities convertible into such securities entitled to vote (“Voting Securities”) beneficially owned by them to be present for quorum purposes; and (b) vote, or cause to be voted, all Voting Securities beneficially owned by them in favor of the election of all director candidates nominated by the Board and otherwise in accordance with the Board’s recommendation, including in favor of each other matter recommended for shareholder approval, with the exception of any tender offer, exchange offer, merger, consolidation, business combination or other change-of-control transaction of the Company.

In addition, during the Restricted Period, each member of the Investors (directly or indirectly) is prohibited from, among other things (i) making, participating in or encouraging any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; (ii) seeking, alone or in concert with others, election or appointment to, or representation on, the Board or the removal of any member of the Board; (iii) calling or seeking to call or initiate the convening of a special meeting of shareholders, or encouraging the calling of a special meeting of shareholders; (iv) forming, joining (whether or not in writing), encouraging, influencing, advising or participating in a partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any Voting Securities (other than any group comprised solely of Investors); (v) taking any action in support of, or making any proposal or request that constitutes controlling, changing or influencing the Board or management of Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (vi) acquiring, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, through swap or hedging transactions, or otherwise, any securities of Company or any rights decoupled from the underlying securities of Company that would result in the Investors in the aggregate owning, controlling or otherwise having any beneficial or other ownership interest of more than 9.9% of the then-outstanding Voting Securities; (vii) other than through open market broker sale transactions or underwritten public offerings, selling Voting Securities to any person other than another Investor, that would result in such purchaser owning more than 4.9% of the then-outstanding Voting Securities; and (viii) other than with other Investors, have any discussions or communications, or enter into any agreements, understandings or arrangements (whether written or oral), with, or advise, finance, assist or encourage, any person, in connection with any of the foregoing.

The Agreement further provides, among other things, that (i) until the second anniversary of the Agreement, neither party shall threaten or pursue any litigation proceeding against the other, subject to certain exceptions; (ii) until the expiration of the Restricted Period, neither party nor any of its affiliates, family members or associates, shall disparage the other party, subject to certain exceptions; and (iii) the Company will reimburse Engine for up to $50,000 of its reasonably incurred and documented out-of-pocket fees and expenses (including reasonable legal fees) incurred in connection with the negotiation and execution of the Agreement.

The summary above of the terms of the Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included above in Item 1.01 is incorporated by reference into this Item 5.02.

In accordance with the Agreement and upon recommendation of the Nominating and Corporate Governance Committee of the Board, on March 25, 2019, the Board increased the size of the Board from eight to nine directors and appointed Mr. Ajdler as a Class I director to the Board with a term expiring at the Company’s 2021 Annual Meeting of Shareholders. The Board has determined that Mr. Ajdler is an independent director under the applicable NASDAQ rules. Mr. Ajdler will serve on the Board’s Compensation Committee and Audit Committee.

In accordance with the Company’s compensation program for non-employee directors, Mr. Ajdler will receive an option to purchase 20,000 shares of the Company’s common stock under the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan. The stock option will have a ten-year term and an exercise price of $6.41, the closing price of the Company’s common stock on the NASDAQ Capital Market on March 25, 2019. The stock option will vest annually in equal proportions over a period of three years. Mr. Ajdler will also receive (i) an annual base cash retainer of $40,000, an additional annual retainer of $7,500 as a member of the Compensation Committee and an additional annual retainer of $10,000 as a member of the Audit Committee and (ii) an annual award of an amount of restricted stock units equal to $70,000 and an amount of options to purchase shares of common stock of the Company equal to $65,000, each vesting on the first anniversary of the date of grant.

Mr. Ajdler has served as the managing partner for Engine Capital L.P., a value-oriented investment firm, since February 2013. Prior to that, Mr. Ajdler was a senior managing director and a partner at Crescendo Partners, a value-oriented activist investment firm from 2003 to 2013. Mr. Ajdler is also an adjunct professor at the Columbia Business School where he teaches a course in Value Investing. Mr. Ajdler has been a board member and member of the compensation committee of Stewart Information Services Corporation since May 2014 as well as a director, chair of the compensation committee and member of the governance committee of Hill International, Inc. since October 1, 2018. Mr. Ajdler served as a director, chair of the corporate governance and nominating committee and member of the audit committee of Charming Shoppes, Inc. from 2008 until the company was acquired in June 2012 by Ascena Retail Group Inc., as a director and member of the audit committee of Imvescor Restaurant Group Inc. from July 2013 to March 2016, as a director and member of the compensation committee of StarTek, Inc. from May 2015 to March 2018, as a director and member of the compensation committee of Destination Maternity from March 2008 to October 2017 (and as its non-executive chairman from February 2011 to October 2017), as a director and a member of the compensation and human resources committee of O’Charley’s Inc. from March 2012 until the Company was acquired in April 2012 by Fidelity National Financial Inc., and as a director and a member of the audit committee of The Topps Company from August 2006 until the company was acquired in October 2007 by Madison Dearborn Partners, LLC and an affiliate of Michael Eisner. Mr. Ajdler worked as a management consultant for Mercer Management Consulting from January 2000 to June 2001, Boston Consulting Group from June 1999 to August 1999 and Deutsche Bank from June 2002 to August 2002. Mr. Ajdler received a B.Sc. in mechanical engineering from the Free University of Brussels, Belgium, an SM in Aeronautics from the Massachusetts Institute of Technology and an MBA from Harvard Business School.

Other than the Agreement, there are no other arrangements or understandings between Mr. Ajdler and any other person pursuant to which he was elected as a director. There are no family relationships between Mr. Ajdler and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Ajdler will have the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of Company as such rights may exist from time to time.

Item 8.01	Other Events.

On March 25, 2019, the Company issued a press release announcing the appointment of Mr. Ajdler as a director, a copy of which is filed as Exhibit 99.1 to the Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated March 25, 2019, by and among Recro Pharma, Inc., Engine Capital, L.P., Engine Jet Capital, L.P., Engine Investments, LLC, and Arnaud Ajdler.

99.1	Press Release of Recro Pharma, Inc., dated March 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: March 28, 2019